[LOGO] LAKELAND
       INDUSTRIES, INC.

                                            701 Koehler Avenue, Suite 7
                                            Ronkonkoma, NY 11779
                                            (631) 981-9700 - www.lakeland.com
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                 Lakeland Industries to Report Operating Results
                                for Year End FY06
                    Conference Call on Monday, April 17, 2006

RONKONKOMA, NY - April 10, 2006 -- Lakeland Industries, Inc. (NASDAQ: LAKE), a leading manufacturer of industrial protective clothing for industry, municipalities, healthcare and to first responders on the federal, state and local levels, will release its financial results for the year ended January 31, 2006 before the public capital markets open on Monday April 17, 2006. On the same day, Lakeland will host a conference call at 9:00 AM (EST) to discuss the Company's FY06 operating results.

The call will be hosted by Christopher J. Ryan, Lakeland's President and CEO and Gary Pokrassa, Lakeland's Chief Financial Officer. Investors can listen to the call by dialing (800)370-0898 (Domestic) or (973)409-9260 (International) and give the Pass Code of 7252658.

For a replay of this call through April 23, dial (877)519-4471 (Domestic) or
(973)341-3080 (International) and give the Pass Code of 7252658.

For more information concerning Lakeland, please visit us at: www.lakeland.com
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"Safe Harbor" Statement under the Private Securities Litigation Reform Act of
1995: Forward-looking statements involve risks, uncertainties and assumptions as described from time to time in Press Releases and 8-K(s), registration statements, annual reports and other periodic reports and filings filed with the Securities and Exchange Commission. All statements, other than statements of historical facts, which address Lakeland's expectations of sources or uses for capital or which express the Company's expectation for the future with respect to financial performance or operating strategies can be identified as forward-looking statements. As a result, there can be no assurance that Lakeland's future results will not be materially different from those described herein as "believed," "anticipated," "estimated" or "expected," which words reflect the current view of the Company with respect to future events. We caution readers 0-that these forward-looking statements speak only as of the date hereof. The Company hereby expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statements to reflect any change in the Company's expectations or any change in events conditions or circumstances on which such statement is based.